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                                 EXHIBIT 23(a)
                                 -------------


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of The B.F.Goodrich Company for the registration of 754,717 shares of its common stock and to the incorporation by reference therein of our report dated February 2, 1996, with respect to the consolidated financial statements of The B.F.Goodrich Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                  /s/Ernst & Young LLP
                                  -----------------------------
                                  ERNST & YOUNG LLP


Cleveland, Ohio
May 6, 1996